SECOND AMENDMENT TO
2001 STOCK PLAN

            This Second Amendment (the "Second Amendment") to the 2001 Stock Plan (the "Plan") of Home Solutions of America, Inc., a Delaware corporation (the "Company"), is dated as of June 17, 2005.

            WHEREAS, on June 14, 2001, the Company's stockholders approved the Plan;

            WHEREAS, on May 20, 2003, the Company's stockholders approved the First Amendment to the Plan (the "First Amendment"), whereby the number of shares available for grant thereunder was increased from 2,000,000 to 3,000,000;

            WHEREAS, on June 17, 2005, at the Company's 2005 Annual Stockholders' Meeting, upon the recommendation of the Company's Board of Directors, the Company's stockholders approved amending the Plan to further increase the number of shares available for grant thereunder, as evidenced by this Second Amendment.

            NOW THEREFORE, the Company's stockholders have agreed as follows:

            1.         In Section 3 of the Plan, entitled "Stock Subject to the Plan", the number "3,000,000" is hereby deleted and replaced with the number "4,000,000."

            2.         Except as expressly amended hereby and by the First Amendment, the Plan remains in full force and effect.  Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Plan.

            IN WITNESS WHEREOF, the Secretary of the Company has set his hand hereto as of the date set forth above, to evidence the approval by the Company's stockholders of this Second Amendment.

                                                            ______________________________________
                                                            Rick J. O'Brien, Secretary